EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of October, 2022.

KKR KNOWLEDGE INVESTORS L.P.
By: KKR Knowledge Investors GP LLC, its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact for Robert H. Lewin, Chief Financial Officer

KKR KNOWLEDGE INVESTORS GP LLC

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact for Robert H. Lewin, Chief Financial Officer

KKR NEXT GENERATION TECHNOLOGY GROWTH FUND L.P.
By: KKR Associates NGT L.P. its general partner
By: KKR Next Gen Tech Growth Limited, its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact for Robert H. Lewin, Director

KKR ASSOCIATES NGT L.P.
By: KKR Next Gen Tech Growth Limited, its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact for Robert H. Lewin, Director

KKR NEXT GEN TECH GROWTH LIMITED
By: KKR Group Holdings Corp., its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact for Robert H. Lewin, Director

KKR GROUP PARTNERSHIP L.P.
By: KKR Group Holdings Corp., its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

KKR GROUP HOLDINGS CORP.

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

KKR GROUP CO. INC.

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

KKR & CO. INC.

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

KKR MANAGEMENT LLP

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

HENRY R. KRAVIS

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact

GEORGE R. ROBERTS

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact

ANNEX A

Directors of KKR & Co. Inc.

The following sets forth the name and principal occupation of each of the directors of KKR & Co. Inc. Each of such persons is a citizen of the United States other than Arturo Gutierrez, who is a citizen of Mexico, Xavier Niel, who is a citizen of France and Evan Spiegel, who is a citizen of the United States and France.

Name	Principal Occupation
Henry R. Kravis	Co-Executive Chairman of KKR & Co. Inc.
George R. Roberts	Co-Executive Chairman of KKR & Co. Inc.
Joseph Y. Bae	Co-Chief Executive Officer of KKR & Co. Inc.
Scott C. Nuttall	Co-Chief Executive Officer of KKR & Co. Inc.
Adriane Brown	Managing Partner of Flying Fish Partners
Matthew Cohler	Former General Partner of Benchmark
Mary N. Dillon	Executive Chair of Ulta Beauty, Inc.
Joseph A. Grundfest	William A. Franke Professor of Law and Business of Stanford Law School
Arturo Gutierrez	Chief Executive Officer of Arca Continental, S.A.B. de C.V.
John B. Hess	Chief Executive Officer of Hess Corporation
Dane Holmes	Chief Executive Officer and Co-Founder of Eskalera Inc.
Raymond J. McGuire	Retired, Former Vice Chairman of Citigroup Inc.
Xavier Niel	Founder, Deputy Chairman of the Board and Chief Strategy Officer of Iliad SA
Patricia F. Russo	Retired, Former Chief Executive Officer of Alcatel-Lucent
Robert W. Scully	Retired, Former Member, Office of the Chairman of Morgan Stanley
Evan Spiegel	Co-Founder and Chief Executive Officer of Snap Inc.